Exhibit 10.7

VOTING RIGHTS PROXY AGREEMENT

THIS VOTING RIGHTS PROXY AGREEMENT (the “Proxy Agreement”) is entered into as of January 16, 2006, in Quanzhou City, Fujian Province of The People’s Republic of China

BETWEEN

Quanzhou Dongxiang Chemical & Light Industrial Textile Company Limited （泉州市东翔化工轻纺有限公司）,with a registered address at No. 2-12 (E) Economic & Technology Development Zone, Quanzhou City, Fujian Province, the People’s Republic of China (“Party A”);

AND

Sole proprietor of Party B listed on the signature pages hereto (collectively, the “Party B ”).

AND

Dong Yuan Fu Rong Nonwoven PP Fabric Shop, Chen Dai County, Jinjiang City （晋江市陈埭镇东源富荣布店）, with a business address at No. 116, Qi Yi Zhong Road, Si Jing Community, Chen Dai County, Jinjian City, Fujian Province, The People’s Republic of China (the “Company”);

(Party A, Party B and the Company are referred to collectively in this Agreement as the “Parties”.)

RECITALS

A
Party A has the expertise in the business of providing advisory and services in production, sales and marketing of polypropylene filament and non-woven polypropylene fabric in China, and has entered into a series of agreements with the Company to, among other things; provide the Company with business consulting services.

B
As of the date of the Proxy Agreement, Party B comprises of a sole proprietor of the Company, legally holding such ownership right or equity interest in the Company as set forth below on the signature page of this Proxy Agreement. The total ownership right held by Party B collectively represents 100% of total outstanding shares or ownership right of the Company.

C
Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares or ownership right in the Company for the maximum period of time permitted by PRC law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

NOW THEREFORE, the parties agree as follows:

1
Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by PRC law, with all of Party B’s voting rights as a shareholder of the Company. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules

3
All Parties to this Proxy Agreement hereby acknowledge that, regardless of any change in the equity interests of the Company, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of the Company to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Proxy Agreement even if Party B no longer hold the equity interests of the Company.

4
This Proxy Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective simultaneously.

5
Party B represents and warrants to Party A that Party B owns all of the shares of the Company set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company. Party B further represents and warrants that the execution and delivery of this Proxy Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6
This Proxy Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Proxy Agreement.

7	Any amendment and/or rescission shall be agreed by the Parties in writing.

8	The execution, validity, construing and performance of this Option Agreement and the resolution of disputes under this Proxy Agreement shall be governed by the laws of PRC.

9	This Proxy Agreement has been executed in three (3) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

10
The Parties agree that in case of disputes arising from this Proxy Agreement, the Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement thirty (30) days after the mediation, the dispute shall be referred to and determined by arbitration in the Beijing branch of the China International Economic and Trade Arbitration Commission (“CIETAC”) upon the initiation of any Party in accordance with its arbitration rules in force at the date of this Proxy Agreement including such addition to the CIETAC arbitration rules as are therein contained. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

PARTY A:	Quanzhou Dongxiang Chemical & Light Industrial Textile Company Limited

Legal/Authorized Representative:

/s/ Kei Wai TING
Name: Kei Wai TING
Title: Director

PARTY B:	/s/ Xiu Qi DING
owns 100% shares of Dong Yuan Fu Rong Nonwoven PP Fabric Shop

THE COMPANY:	Dong Yuan Fu Rong Nonwoven PP Fabric Shop

Authorized Representative:

/s/ Xiu Qi DING
Name: Xiu Qi DING
Title: Sole Proprietor